UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 16, 2011

TEXAS INSTRUMENTS INCORPORATED

(Exact name of registrant as specified in charter)

DELAWARE	001-03761	75-0289970
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

12500 TI BOULEVARD

P.O. BOX 660199

DALLAS, TEXAS 75266-0199

(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 995-3773

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Issuance of $3.5 Billion of Notes

On May 23, 2011, Texas Instruments Incorporated (“Texas Instruments”) expects to consummate the issuance and sale of $1,000,000,000 aggregate principal amount of its Floating Rate Notes due 2013, $500,000,000 aggregate principal amount of its 0.875% Notes due 2013, $1,000,000,000 aggregate principal amount of its 1.375% Notes due 2014 and $1,000,000,000 aggregate principal amount of its 2.375% Notes due 2016 (all together, the “Notes”), pursuant to an underwriting agreement filed herewith as Exhibit 4.1 dated May 16, 2011 among Texas Instruments and Morgan Stanley & Co. Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named therein. The Notes will be issued pursuant to an Indenture dated as of May 23, 2011 (the “Indenture”) between Texas Instruments and U.S. Bank National Association as trustee, and an officer’s certificate issued pursuant thereto.

The Notes are being offered pursuant to Texas Instruments’ Registration Statement on Form S-3 filed on February 24, 2010 (Reg. No. 333-165045), including the prospectus contained therein (the “Registration Statement”), and a related preliminary prospectus supplement dated May 16, 2011 and a prospectus supplement dated May 16, 2011.

The material terms and conditions of the Notes are set forth in the Indenture filed herewith as Exhibit 4.2 and the Officer’s Certificate filed herewith as Exhibit 4.3 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Underwriting Agreement, dated May 16, 2011, between the Company and Morgan Stanley & Co. Incorporated and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule II therein

4.2	Indenture dated as of May 23, 2011 between the Company and U.S. Bank National Association, as Trustee

4.3	Officer’s Certificate setting forth the terms of the Notes

5.1	Opinion of Davis Polk & Wardwell LLP

23.1	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEXAS INSTRUMENTS INCORPORATED

Date: May 23, 2011	By:	/s/ Kevin P. March
Kevin P. March
Senior Vice President and Chief Financial Officer